UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2013

INTERNATIONAL LEASE FINANCE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

CALIFORNIA	1-31616	22-3059110
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

10250 Constellation Boulevard, Suite 3400
Los Angeles, California	90067
(Address of Principal Executive Offices)	(Zip Code)

(310) 788-1999

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                           Regulation FD Disclosure.

On May 21, 2013, International Lease Finance Corporation (“ILFC”) issued a press release announcing that it had priced, and entered into an agreement to issue and sell, subject to certain conditions, $550 million aggregate principal amount of floating rate senior notes due 2016 (the “Notes”)  pursuant to an effective registration statement previously filed with the Securities and Exchange Commission.

A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any offer, solicitation or sale of the Notes in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 9.01                                         Financial Statements and Exhibits.

The following exhibits are included with this report. Exhibit 99.1 is being furnished solely for purposes of Item 7.01 of this Form 8-K.

(d)                                 Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 21, 2013, among ILFC and the several underwriters named therein.

99.1	Press Release dated May 21, 2013.

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL LEASE FINANCE CORPORATION

/s/ Elias Habayeb
By:	Elias Habayeb
Senior Vice President & Chief Financial Officer

DATED:  May 21, 2013

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 21, 2013, among ILFC and the several underwriters named therein.

99.1	Press Release dated May 21, 2013.